UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 10, 2021

Date of Report (date of earliest event reported)

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive, Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, Andreas Grauer, M.D. separated from his position as Chief Medical Officer of Corcept Therapeutics Incorporated (the “Company”). Dr. Grauer has agreed to serve as a senior medical advisor to the Company to assist with its development programs and to help transition his responsibilities to the Company’s Chief Development Officer.

On August 11, 2021, Dr. Grauer and the Company entered into a Separation Agreement, pursuant to which Dr. Grauer is entitled to receive, in addition to any final wages owed to him, the following benefits: (i) continuation of his salary for a one-year period commencing on the separation date (the “Severance Period”); (ii) payment of, or reimbursement for, the Company’s portion of the COBRA premium for Dr. Grauer and his covered dependents through the earlier of the end of the Severance Period or the date he and his covered dependents become eligible for healthcare coverage under another employer’s plan; and (iii) continuation of Dr. Grauer’s quarterly housing allowance through the earlier of the end of the Severance Period or the termination of the current term of Dr. Grauer’s lease (collectively, the “Separation Benefits”). The Separation Benefits are conditioned upon Dr. Grauer executing and not revoking a general release of claims in favor of the Company and his continued compliance with certain restrictive covenants.

The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 12, 2021, the Company announced the appointment of William Guyer, PharmD, as Chief Development Officer.

A copy of the press release announcing the appointment of Dr. Guyer is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits No.	Description

10.1	Separation Agreement by and between Corcept Therapeutics Incorporated and Andreas Grauer, M.D., dated August 11, 2021

99.1	Press Release of Corcept Therapeutics Incorporated, dated August 12, 2021

104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Note on Forward-Looking Statements

Statements in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements based on our current plans and expectations that are subject to risks and uncertainties that might cause our actual results to differ materially from those statements express or imply. These risks and uncertainties include, but are not limited to, our ability to operate our business and achieve our goals and conduct our clinical trials during the COVID-19 pandemic and to generate sufficient revenue to fund our commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; our ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; risks related to the development of our product candidates, including their clinical attributes, regulatory approvals, mandates and oversight, and other requirements; and the scope and protective power of our intellectual property. These and other risks are set forth in our Securities and Exchange Commission (“SEC”) filings, which are available at our website and the SEC’s website. In this current report on Form 8-K, forward-looking statements include those concerning Dr. Grauer’s continued service as an advisor to the Company and the transition of his responsibilities. We disclaim any intention or duty to update forward-looking statements made in this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: August 12, 2021	By:	/s/ Charles Robb
	Name:	Charles Robb
	Title:	Chief Business Officer